CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
                             CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the accompanying annual report on Amendment No. 1 to Form 10-K of Roanoke Technology Corp. for the period ended October 31, 2004, David L. Smith, Chief Executive Officer and Chief Financial Officer of Roanoke Technology Corp. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such annual Report on Amendment No. 1 to Form 10-K for the period ended October 31, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such annual Report on Amendment No.1 to Form 10-K for the period ended October 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Roanoke Technology Corp..

A signed original of this written statement required by Section 906 has been provided to Roanoke Technology Corp. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

ROANOKE TECHNOLOGY CORP.


Dated:  March 22, 2005


/s/ David L. Smith
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David L. Smith
Chief Executive Officer,
Chief Financial Officer